ECOSCIENCE CORPORATION


                                  EXHIBIT 10.58



            Letter of Intent to merge between EcoScience Corporation and Agro Power Development, Inc. dated November 20, 1997









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                             EcoScience Corporation
                                 10 Alvin Court
                            East Brunswick, NJ 08816






                                                     November 19, 1997



Thomas Montanti
Chairman of the Board of Directors
Agro Power Development, Inc.
10 Alvin Court
East Brunswick, NJ  08816

Dear Tom:

     This  letter of intent  reflects  the  proposal of  EcoScience  Corporation
("EcoScience") to enter into a definitive agreement (the "Merger Agreement") with Agro Power Development, Inc. ("APD") for the merger (the "Merger") of APD with an acquisition subsidiary of EcoScience to be formed ("NewCo"), whereby APD will become a wholly owned subsidiary of EcoScience (EcoScience and APD will singularly be referred to herein as the "Party" and collectively as the "Parties").

     The principal points of our understanding to be included in the Merger Agreement are as follows:

1. The Merger will be structured to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Code"), and a pooling of interests for accounting purposes.

2. Based on the financial and business information submitted to EcoScience to date, but subject to the results of further due diligence and the negotiation of a definitive Merger Agreement, the consideration to be paid by EcoScience for the Merger will be shares (the "EcoScience Shares") of the Common Stock, $.01 par value ("EcoScience Common Stock"), of EcoScience which shall represent 80% of the EcoScience Common Stock outstanding, on a fully diluted basis, immediately after the Merger.

3. The Parties will furnish each other with their audited financial statements for the past three fiscal years and for the period from the end of the last fiscal year through a recent date and will provide each other and each other's representatives and advisors with full access to their books, records, and its properties and will cooperate fully with each other in connection with their due diligence investigation. The Parties will treat, and


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     will cause their employees and  representatives  to treat,  all information obtained from each other in their investigation in accordance with the Confidentiality and Non-Disclosure Agreement between the parties dated November 18, 1997.

4. The negotiation and execution of the Merger Agreement and the consummation of the Merger will take place as quickly as possible after the date of this letter. The Merger will be conditioned upon each Party being satisfied with its due diligence investigation of the assets, financial condition, personnel, customers, suppliers, products and prospects of the other Party (which investigations shall be completed prior to the execution of the Merger Agreement) and upon the execution of the definitive Merger Agreement. The Merger Agreement will include representations, warranties, covenants, conditions, and other provisions customary for a transaction of this type, including without limitation:

     a) An agreement by each Party to pay its own costs and expenses in connection with the transaction.

     b) A covenant by each Party that between the date of its acceptance of this letter and the date of the Merger it will conduct its business only in the usual and ordinary course using customary policies and procedures and will avoid in any case material sales or other dispositions of assets, unusual salary increases or bonuses (except that in the case of APD, bonuses and other distributions in an aggregate amount of up to $400,000 plus such reasonable additional amounts as may be necessary to satisfy tax liabilities shall be permitted during the period commencing on the date of this letter of intent and ending on April 15, 1998) or actions which would prevent the Merger's being treated as a pooling of interests for accounting purposes and anything else that could affect materially the value of such Party.

     c) A representation by each of the APD stockholders that he or she is an accredited investor and an acknowledgment by each of them that such EcoScience Shares will be issued without registration under the Securities Act of 1933 and that each of them will be required to represent that he or she is acquiring the EcoScience Shares for investment and not with a view to the resale or distribution thereof.

5.   The consummation of the Merger will be contingent upon, among other things:

     a)   Usual  conditions,   including   satisfactory   opinions  of  counsel,
          certificates from state authorities, and similar matters.

     b) Confirmation by EcoScience's independent accountants that the Merger will be accounted for as a pooling of interests.

     c) Confirmation by EcoScience's tax counsel or independent accountants that the Merger will be a tax-free reorganization under the Code.

     d) Approval of the Merger by the respective Boards of Directors of EcoScience and APD and the stockholders of EcoScience and APD.

     e) The expiration of any waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act (HSR), if applicable, and the absence of any legal proceeding seeking to enjoin the consummation of the Merger.

     f) The stockholders of APD (the "APD Stockholders") agreeing that they shall be restricted from selling the EcoScience Shares received in the Merger for a period of two years; provided, however,


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          that shares will be released from this restriction as follows: (i) 25%
          on the 12 month (6 month in the case of Thomas Montanti) anniversary date of the Merger, (ii) 25% on the 18 month anniversary date of the Merger, and (iii) the remaining 50% on the 24 month anniversary date of the Merger. The restrictions set forth above in this Section 5(f) shall terminate (a) in the event that a tender offer is commenced by a party other than an APD Stockholder or an affiliate of an APD Stockholder for more than 50% of the outstanding shares of EcoScience Common Stock (provided that such restrictions shall continue to apply if such tender offer is not completed) or (b) in the event of a sale of the business of EcoScience or merger, consolidation or similar business combination which results in the stockholders of EcoScience immediately prior to such transaction owning less than 50% of the common stock of the surviving corporation.

     g)   The  APD   Stockholders   shall  have  been   granted  the   following
          registration rights with respect to the EcoScience Shares received in the Merger:


          i.   unlimited   piggyback   registration   rights  (with  respect  to
               EcoScience Shares which have been released from the restrictions set forth in Section 5(f) above); and

          ii. the right to demand registration of the EcoScience Shares on three (3) additional occasions on Form S-3 if EcoScience qualifies for the use of such form (with respect to EcoScience Shares which have been released from the restrictions set forth in Section 5(f) above).

6. Subject to each Parties' satisfaction with the result of its due diligence investigation, which each Party will use its reasonable best efforts to complete within 30 days after your acceptance of this proposal, it is anticipated that the definitive Merger Agreement will be entered into by January 10, 1998. Prior to January 10, 1998, this Letter of Intent may only be terminated as follows:

     a) by EcoScience if its Board of Directors in its reasonable discretion and in good faith determines that the Merger will not be approved by the EcoScience Stockholders.

     b) by either Party if the results of its due diligence investigation are not reasonably satisfactory.

     c) by EcoScience if its Board of Directors determines in good faith that it has received an EcoScience Superior Proposal (as defined in Section 7 below); provided, however, that EcoScience shall be required to reimburse APD for any reasonable fees and expenses (including attorney fees) incurred by APD through the date of termination.

     d) by APD if its Board of Directors determines in good faith that it has received an APD Superior Proposal (as defined in Section 7 below); provided, however, that APD shall be required to reimburse EcoScience for any reasonable fees and expenses (including reasonable attorney fees) incurred by EcoScience through the date of termination.

     e) by either party if a definitive Merger Agreement is not executed by January 10, 1998 and such party has negotiated in good faith to reach a definitive Merger Agreement (in which case each Party shall be responsible for its own expenses); provided however that if the Party terminating the Letter of Intent receives an Acquisition Proposal (as such term is used in Section 7) and/or commences discussions with another party with respect to an Acquisition Proposal prior to January 10, 1998 (or such later date as may be agreed to by the Parties if the term of this Letter of Intent is extended) and consummates a transaction with such Party subsequent to the termination of this letter of intent but prior to January 10, 1999, then such Party shall be obliged to reimburse the other Party its reasonable fees and expenses (including attorney fees) incurred by such other Party through the date of termination.


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7.   In order to induce EcoScience to commit its management resources, to forego other potential opportunities, and to incur the legal, accounting, and incidental expenses necessary to conduct its due diligence investigation, to evaluate properly the possibility of acquiring APD, and to negotiate the terms of and consummate the transactions contemplated hereby, APD agrees that it will not, prior to January 10, 1998 (or such later date as may be agreed to by the Parties if the term of this Letter of Intent is extended), directly or indirectly, and APD will direct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with APD (any such proposal or offer being referred to herein as an "APD Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such APD Acquisition Proposal; provided, however that (A) nothing contained herein shall prohibit APD from negotiating or entering into (i) any transaction in which it acquires a controlling interest in another entity or any assets of another entity; (ii) a transaction in which it makes an equity investment in another entity; (iii) a partnership roll-up transaction; or (iv) a business combination with another entity which results in the stockholders of APD immediately prior to such business
     combination   owning  a  controlling   interest  in  the  surviving  entity
     (provided, however, that APD will provide to the EcoScience Board of Directors a written description of any such proposed transaction prior to entering into a binding agreement with respect to same, and the EcoScience Board of Directors shall not distribute such written description to any other persons or enities without the consent of APD) and (B) APD may furnish information and may engage in discussions or negotiations with any person if, following the receipt of any unsolicited bona fide written APD Acquisition Proposal from any such person (i) the Board of Directors of APD believes, in good faith, that such person may make a bona fide proposal for a transaction more favorable to APD's stockholders than the transactions contemplated by this letter of intent (an "APD Superior Proposal"). APD will promptly notify EcoScience of any such APD Acquisition Proposal and keep EcoScience informed of the status thereof. The Merger Agreement will contain a provision similar to the provision set forth above in this paragraph and shall provide that APD may terminate the Merger Agreement as a result of APD having received an APD Acquisition Proposal which the APD Board of Directors believes, in good faith, is more favorable to the APD stockholders than the transactions contemplated by the Merger Agreement. In such event, in full reimbursement and compensation for EcoScience's time and effort in negotiating the letter of intent and Merger Agreement, and taking actions pursuant hereto and thereto, APD shall pay to EcoScience a fee of (a) $500,000 if such termination of the Merger Agreement occurs on or before February 28, 1998 and (b) $750,000 if such termination occurs after February 28, 1998.

     In order to induce APD to commit its management resources, to forego other potential opportunities, and to incur the legal, accounting and incidental expenses necessary to conduct its due diligence investigation, to evaluate properly the possibility of entering


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     into the Merger Agreement, and to negotiate the terms of and consummate the transactions contemplated hereby, EcoScience will not, prior to January 10, 1998 (or such later date as may be agreed to by the parties if the term of this letter of intent is extended), directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or
     initiate  any  proposals  or  offers  from  any  person   relating  to  any
     acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with EcoScience (any such proposal or offer being referred to herein as an "EcoScience Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such EcoScience Acquisition Proposal; provided, however, that EcoScience may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written EcoScience Acquisition Proposal from any such person (i) counsel advises EcoScience's directors that failure to furnish such information or engage in such discussions or negotiations could involve EcoScience's directors in a breach of their fiduciary duties and (ii) EcoScience's directors believe, in good faith, after consultation with EcoScience's financial advisors, that such person may make a bona fide proposal for a transaction more favorable to EcoScience's stockholders than the transactions contemplated by this letter of intent (an "EcoScience Superior Proposal"); provided further, however, that nothing contained in this paragraph shall prohibit EcoScience or its Board of Directors from making such disclosure to EcoScience's stockholders which, in the judgment of the Board of Directors with the advice of counsel, may be required under applicable law. EcoScience will promptly notify APD of the receipt of any EcoScience Acquisition Proposal and, subject to the fiduciary duties of EcoScience's board of directors, keep APD informed of the status thereof. The Merger Agreement will contain a provision similar to the provision set forth above in this paragraph and shall provide that EcoScience may terminate the Merger Agreement as a result of EcoScience having received an EcoScience Acquisition Proposal which the EcoScience Board of Directors believes, in good faith, after consultation with EcoScience's financial advisors, is more favorable to the EcoScience stockholders than the transactions contemplated by the Merger Agreement. In such event, in full reimbursement and compensation for APD's time and effort in negotiating the letter of intent and Merger Agreement and taking actions pursuant hereto and thereto, EcoScience shall pay to APD a fee of (a) $500,000 if such termination of the Merger Agreement occurs on or before February 28, 1998 and (b) $750,000 if such termination of the Merger Agreement occurs after February 28, 1998.

8. During the term of this letter of intent the Parties will endeavor in good faith to reach a mutually acceptable Merger Agreement and each of them will refrain from making any public disclosure of the proposed transaction unless the other Party's consent is first obtained or such disclosure is required by law. The provisions of this letter will be subject to, and any inconsistencies between this letter and the Merger Agreement will be resolved in favor of, the Merger Agreement.


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     While it is understood that this letter, other than as set forth in Section
3 and the obligation to reimburse expenses as set forth in Section 6 hereof, does not constitute a legally binding agreement between the parties, it does set forth the understanding in principle and the present intention of the parties to enter into a Merger Agreement providing for the Merger upon terms and conditions mutually acceptable to the parties and their counsel.

     If the foregoing is acceptable to APD and you, please so indicate by signing the attached enclosed counterpart of this letter in the spaces provided and returning the counterpart to EcoScience. In the event that EcoScience has not received a copy of this letter signed by APD and you by November 21, 1997, EcoScience will assume that APD has determined that the offer set forth herein is unsatisfactory and, therefore, the offer will be considered withdrawn.

                                             Very truly yours,

                                             EcoScience Corporation

                                             By:     /s/  E.A. Grinstead, III
                                                  ------------------------------
                                             Name:        E.A. Grinstead, III
                                             Title:       Director


Accepted and agreed to as of November 20, 1997:

                                             Agro Power Development, Inc.


                                             By:      /s/  Thomas Montanti
                                                  ------------------------------
                                             Name:         Thomas Montanti
                                             Title:        Chairman




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